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                                                                   EXHIBIT 10.41

                    LEAD INDEPENDENT DIRECTOR ANNUAL RETAINER

On December 7, 2004, the Human Resources and Compensation Committee of the Board of Directors of Applied Materials, Inc. approved an increase in the annual retainer for the Board member serving as lead independent director.

Effective for fiscal year 2005, the annual retainer for the lead independent director (currently Herbert M. Dwight, Jr.) will be $30,000 per year.